Exhibit 99.1

Cineverse Reports First Quarter Fiscal Year 2025 Results

Total Revenue of $9.1 Million

Total Direct Operating Margin of 51%

Selling, General, and Administrative Expenses decreased by $1.3 Million, or 17%

LOS ANGELES, August 14, 2024 – Cineverse Corp. (“Cineverse” or the “Company”) (NASDAQ: CNVS), a global streaming technology and entertainment company, today announced its financial results for its fiscal first quarter ended June 30, 2024 (“Q1 FY 2025”).

Q1 FY 2025 Highlights (all comparisons are to the prior year fiscal quarter ended June 30, 2023, or Q1 FY 2024):

For the fiscal quarter ended June 30, 2024, the Company’s initiatives to reduce operating costs continued to have a positive impact on our financial results contributing to a decrease in SG&A expenses of $1.3 million, or 17% and also helped increase our direct operating margin to 51% from 46% last year, above our previously stated target of 45% to 50%.

In addition, the Company began to execute on its previously approved share repurchase program and acquired approximately 184 thousand shares through June 30, 2024. The previously reported share repurchase program remains in place and will continue to be utilized as appropriate.

The Company’s Digital content library of approximately 66,000 titles was valued as of March 31, 2024 at approximately $39.8 million, a significant increase over the 2023 valuation and well above the $2.6 million book library valuation as of June 30, 2024.

The Company looks ahead in the next few quarters to the impact of our new sales initiatives, particularly for our proprietary Matchpoint technology, AI related products and omni-advertising programs, including our direct sales efforts from our new advertising team, and also from the release of the next installment of our horror franchise, Terrifier 3, on October 11, 2024.

Total monthly viewership across our channel portfolio increased 73% versus last year, driven in large part by successful new channel launches such as Dog Whisperer with Cesar Milan and Garfield and Friends. Combined with the rapid growth of our podcast business, where revenues were up 143% versus last year and we now have 44 podcasts airing, this should set the stage for our new ad sales team to drive significant growth over the next few quarters, particularly through direct ad sales.

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Total revenue of $9.1 million versus $13.0 million, mainly reflecting a reduction of $2.4 million in Streaming and Digital revenue, attributable to a $1.9 million decline in the Company's digital distribution revenue mostly resulting from content release timing impacts, as well as a $1.2 million decrease versus fiscal 2024 non-recurring revenue from the Company's legacy digital cinema business.
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These decreases were partially offset by a $0.6 million, or 143%, increase in Podcast revenue. This success was driven by the growing popularity of the Company's Bloody Disgusting podcast content.
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The Company's direct operating expenses decreased by $2.5 million to $4.5 million from $7.0 million, at a direct operating margin of 51% versus 46% last year and above our previously stated margin target of 45% to 50%.

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SG&A expenses decreased $1.3 million, or 17%, primarily driven by $0.5 million from reduced legal and consulting costs, as well as a decrease of $0.4 million in compensation related costs, due to the Company's continued offshoring program to Cineverse Services India.
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Net loss attributable to common stockholders was $3.2 million, or $(0.20) earnings per share, down from net loss of $3.6 million, or $(0.37) earnings per share.
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Adjusted EBITDA improved by $0.1 million to ($1.4) million.
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Financial condition overview:
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Cash and cash equivalents of $4.0 million as of June 30, 2024.
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The maturity date of the Company's $7.5 million Line of Credit Facility has been extended to September 15, 2025.
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Digital content library valued as of March 31, 2024 at approximately $39.8 million in a third-party appraisal, including the pre-release estimated value of Terrifier 3, compared to a book value of $2.6 million as of June 30, 2024.

Operational Developments During the Quarter

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Experienced an exceptional 73% growth in year-over-year increase in minutes watched.
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Set release date for “Terrifier 3” – the highly anticipated follow up to runaway hit, “Terrifier 2” – for October 11, 2024. Announced Iconic Events as theatrical distribution partner.
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Announced public Beta of the Company's AI-Powered content search and discovery tool, cineSearch. Subsequently announced partnerships with Gracenote, Vionlabs and Datatonic to enhance metadata, recommendations and genAI conversational capabilities.
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Podcast network saw exponential growth - yielding a 49% revenue surge over the last 60 days.
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Announced the capability to provide robust, cost-streaming workforce solution to Matchpoint customers through the Company's India-based Cineverse Services India.
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Expanded wildly successful Bob Ross Universe with episodes remastered in HD & 4K for the first time ever – along with exclusive new ambient viewing content “The Bob Ross Gallery Collection” series.
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Announced Titan Books as publisher for Terrifier 2 novelization – opening a new revenue stream to super-serve highly engaged fandom – available October 29, 2024.
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Announced launch of 9 Story Presents: Garfield and Friends FAST channel on Sling Freestream – bringing classic family IP to new generation with timing aligned to major motion picture release.
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Debuted Bloody Disgusting merchandise in exclusive branded Fan Shops in 1700 Walmart stores nationwide.
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Announced numerous channel launches on Xfinity, Xumo, Zone-ify and DIRECTV – driving additional distribution to unlock the potential for revenue growth.
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Announced a new distribution deal with Australia-based Network 10, a division of Paramount Global, to bring 10 play's FAST channels.

Operational Developments Subsequent to Quarter-End

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The Company’s new Matchpoint Sales team has signed its first long-term Matchpoint SaaS deals worth more than $250 thousand in revenue annually and has developed a robust pipeline of more than 20 deals for future potential revenue opportunities.
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Published Extensive Library of Video Content on Spotify.
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'Dog Whisperer With Cesar Millan' FAST Channel Goes Live on Pluto TV.

Management Commentary

Chris McGurk, Cineverse Chairman and CEO, stated, “This was a transition quarter for the Company. Although we continue to enjoy the benefits of our cost streamlining initiatives and resultant higher operating margins, we did not yet begin to record the revenue upsides during the quarter from our new sales teams and new sales initiatives for our proprietary Matchpoint technology, AI-based products and omni-advertising programs, particularly direct ad sales. We continue to build a robust sales pipeline in all those areas and fully expect to begin to record revenue upsides over the next few quarters as we close multiple deals already in the sales queue. Viewership across our streaming channel portfolio increased by 73% in terms of minutes watched. Combined with the rapid growth of our podcast business, this should set the stage for significant revenue upsides as we see the impact of our new sales team and their new sales initiatives, particularly direct ad sales, over the next several quarters. In addition, the next installment in our horror film franchise, Terrifier 3, is on target for theatrical release on October 11, 2024. We are marshalling all the resources of the Company to maximize profits from that release, not just in theatrical, but in all ancillary distribution markets as well, including video on demand, DVD/Blu-Ray, and particularly our Screambox horror streaming channel, where we saw a substantial increase in subscribers from the launch of Terrifier 2.

"Notably, we extended our $7.5 million line-of-credit with East West Bank until September 2025, further strengthening our financial flexibility. In addition, our digital content library was appraised at approximately $39.8 million, a significant increase over the valuation by the same third party a year earlier and far above the $2.6 million book value of the library. This library valuation alone is also significantly higher than our current market capitalization, which we believe continues to be severely undervalued. Reflecting that disparity, we purchased approximately 184,000 shares of Cineverse equity through June 30, 2024 and are continuing to utilize our previously reported stock repurchase program, as appropriate, since we believe repurchasing shares is a value-creating investment opportunity at current pricing levels.”

Erick Opeka, President and CSO of Cineverse, stated, “While we faced challenging year-over-year revenue comparisons due to the timing of digital content releases and legacy Digital Cinema non-recurring items, we made substantial progress in building out our content, advertising, and Matchpoint sales units during the quarter. We expect to see significant traction from these initiatives beginning in the current quarter. We've added six fully operational sales heads and are already seeing considerable results from their efforts.

"Our licensing sales have increased substantially, and our sales team has gained significant early traction. This includes closing our first Matchpoint SaaS deal after quarter-end, as well as securing ad sales from major players like Disney, Universal, Neon, and Zocdoc during the quarter. Looking ahead, we anticipate being sold out of inventory on several verticals in the next quarter and expect significant acceleration in digital, licensing, and Matchpoint revenues from deals currently in negotiation. We're in the final stages of phase II development for our AI-based cineSearch product and expect a full consumer release within the next 60 days. We're also preparing the product for B2B licensing and are already in discussions with several Tier 1 OEMs.”

Opeka continued, “Our streaming consumption metrics have shown exceptional growth, with a 73% year-over-year increase in minutes watched. This surge in viewership provides us with a substantial inventory of ad space as we approach our busiest seasons, including Halloween, the election cycle, and holiday advertising. We're well-positioned to capitalize on these opportunities and expect this to translate into significant revenue growth in the coming quarters.

"Lastly, we are pursuing other exciting new opportunities in AI. We're in early discussions with multiple parties to license parts of our extensive content library for AI training purposes. Additionally, we are in discussion to represent AI training rights for other content owners, which could potentially add hundreds of thousands of titles to our existing library of more than 66,000 titles for this initiative. These developments position us at the forefront of the rapidly evolving entertainment technology landscape."

Conference Call

Cineverse will host a conference call at 4:30 p.m. ET (Wednesday, August 14, 2024), during which management will discuss the results of the fiscal first quarter ended June 30, 2024. To participate in the conference call, please use the following dial-in numbers:

United States (Local): +1 404 975 4839

United States (Toll-Free): +1 833 470 1428

Canada (Toll-Free): +1 833 950 0062

Access code: 417695

The conference call can also be accessed by webcast at the Investors section of the Company's website at https://investor.cineverse.com/events-and-presentations. Those who are unable to attend the live conference call may access the recording at the above webcast link, which will be made available shortly after the conclusion of the call.

About Cineverse

Cineverse’s advanced, proprietary technology drives the distribution of over 70,000 premium films, series, and podcasts to more than 150 million unique viewers monthly. From providing a complete streaming solution to some of the world’s most recognizable brands, to super-serving their own network of fan channels, Cineverse is powering the future of Entertainment. For more information, please visit www.cineverse.com. (NASDAQ: CNVS)

Safe Harbor Statement

Investors and readers are cautioned that certain statements contained in this document, as well as some statements in periodic press releases and some oral statements of Cineverse officials during presentations about Cineverse, along with Cineverse's filings with the Securities and Exchange Commission, including Cineverse's registration statements, quarterly reports on Form 10-Q and annual report on Form 10-K, are "forward-looking'' statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act''). Forward-looking statements include statements that are predictive in nature, which depend upon or refer to future events or conditions, which include words such as "expects," "anticipates,'' "intends,'' "plans,'' "could," "might," "believes,'' "seeks," "estimates'' or similar expressions. In addition, any statements concerning future financial performance (including future revenues, earnings, or growth rates), ongoing business strategies or prospects, and possible future actions, which may be provided by Cineverse's management, are also forward-looking statements as defined by the Act. Forward-looking statements are based on current expectations and projections about future events and are subject to various risks, uncertainties, and assumptions about Cineverse, its technology, economic and market factors, and the industries in which Cineverse does business, among other things. These statements are not guarantees of future performance, and Cineverse undertakes no specific obligation or intention to update these statements after the date of this release.

For additional information, please contact:

Julie Milstead

424-281-5411

investorrelations@cineverse.com

CINEVERSE CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
	As of
	June 30, 2024	March 31, 2024
	(Unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$3,955	$5,167
Accounts receivable, net	9,262	8,667
Unbilled revenue	4,596	6,439
Employee retention tax credit	79	1,671
Content advances	12,226	9,345
Other current assets	1,413	1,432
Total Current Assets	31,531	32,721
Property and equipment, net	2,722	2,276
Intangible assets, net	18,238	18,328
Goodwill	6,799	6,799
Content advances, net of current portion	1,655	2,551
Other long-term assets	1,397	1,703
Total Assets	$62,342	$64,378
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable and accrued expenses	$20,247	$20,817
Line of credit, including unamortized debt issuance costs of $127 and $81, respectively	4,690	6,301
Current portion of earnout and deferred consideration on purchase of business	3,719	3,294
Term Loan, including unamortized debt issuance costs of $131 and $0, respectively	3,103	—
Operating lease liabilities	338	401
Current portion of deferred revenue	332	436
Total Current Liabilities	32,429	31,249
Deferred consideration on purchase, net of current portion	—	457
Operating lease liabilities, net of current portion	418	462
Other long-term liabilities	58	59
Total Liabilities	$32,905	$32,228
Stockholders’ Equity
Preferred stock	$3,559	$3,559
Common stock	194	194
Additional paid-in capital	546,554	545,996
Treasury stock, at cost	(12,166)	(11,978)
Accumulated deficit	(507,315)	(504,153)
Accumulated other comprehensive loss	(290)	(345)
Total stockholders’ equity of Cineverse Corp.	30,536	33,273
Deficit attributable to noncontrolling interest	(1,099)	(1,122)
Total equity	29,437	32,151
Total Liabilities and Equity	$62,342	$64,378

CINEVERSE CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except for per share data)
(Unaudited)

	For the Three Months Ended June 30,
	2024	2023
Revenues	$9,127	$12,980
Operating expenses
Direct operating	4,479	6,987
Selling, general and administrative	6,563	7,888
Depreciation and amortization	863	822
Total operating expenses	11,905	15,697
Operating loss	(2,778)	(2,717)
Interest expense	(431)	(295)
Loss from investment in Metaverse, a related party	3	—
Other income (expense), net	163	(504)
Net loss before income taxes	(3,043)	(3,516)
Income tax expense	(7)	(20)
Net loss	(3,050)	(3,536)
Net income attributable to noncontrolling interest	(23)	(14)
Net loss attributable to controlling interests	(3,073)	(3,550)
Preferred stock dividends	(89)	(88)
Net loss attributable to common stockholders	$(3,162)	$(3,638)
Net loss per share attributable to common stockholders:
Basic	$(0.20)	$(0.37)
Diluted	$(0.20)	$(0.37)
Weighted average shares of common stock outstanding:
Basic	15,702	9,879
Diluted	15,702	9,879

Adjusted EBITDA

We define Adjusted EBITDA to be earnings before interest, taxes, depreciation and amortization, stock-based compensation expense, merger and acquisition costs, restructuring, transition and acquisitions expense, net, goodwill impairment and certain other items.

Adjusted EBITDA is not a measurement of financial performance under GAAP and may not be comparable to other similarly titled measures of other companies. We use Adjusted EBITDA as a financial metric to measure the financial performance of the business because management believes it provides additional information with respect to the performance of its fundamental business activities. For this reason, we believe Adjusted EBITDA will also be useful to others, including our stockholders, as a valuable financial metric.

We present Adjusted EBITDA because we believe that Adjusted EBITDA is a useful supplement to net income (loss) from continuing operations as an indicator of operating performance. We also believe that Adjusted EBITDA is a financial measure that is useful both to management and investors when evaluating our performance and comparing our performance with that of our competitors. We also use Adjusted EBITDA for planning purposes and to evaluate our financial performance because Adjusted EBITDA excludes certain incremental expenses or non-cash items, such as stock-based compensation charges, that we believe are not indicative of our ongoing operating performance.

We believe that Adjusted EBITDA is a performance measure and not a liquidity measure, and therefore a reconciliation between net income (loss) from operations and Adjusted EBITDA has been provided in the financial results. Adjusted EBITDA should not be considered as an alternative to net income (loss) from operations as an indicator of performance or as an alternative to cash flows from operating activities as an indicator of cash flows, in each case as determined in accordance with GAAP, or as a measure of liquidity. In addition, Adjusted EBITDA does not take into account changes in certain assets and liabilities as well as interest and income taxes that can affect cash flows. We do not intend the presentation of these non-GAAP measures to be considered in isolation or as a substitute for results prepared in accordance with GAAP. These non-GAAP measures should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP.

Following is the reconciliation of our consolidated net (loss) income to Adjusted EBITDA (in thousands):

	For the Three Months Ended June 30,
	2024	2023
	(Unaudited)
Net loss	$(3,050)	$(3,536)
Add Backs:
Income tax expense	7	20
Depreciation and amortization	863	822
Interest expense	431	295
Stock-based compensation	470	409
Loss from equity investment in Metaverse, a related party	3	—
Other (income) expense, net	(163)	36
Net income attributable to noncontrolling interest	(23)	(14)
Transition-related costs	27	468
Adjusted EBITDA	$(1,435)	$(1,500)